UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2006

AUDIBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26529	22-3407945
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Willowbrook Boulevard, Wayne, NJ	07470
(Address of Principal Executive Offices)	(Zip Code)

(973) 837-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 31, 2006, Audible, Inc. (“Audible” or the “Company”) and Apple Computer, Inc. (“Apple”) announced that they entered into a Global Master Agreement (the “Agreement”). Pursuant to the Agreement, and subject to the terms and conditions set forth therein, Audible will continue to be the exclusive source for audiobooks and other book-related spoken-word material to Apple’s iTunes Music Stores worldwide and will continue to provide the iTunes Music Store with comedy, lectures, speeches, periodicals, educational programs, Audible originals, spiritual programming, paid podcasts and other spoken-word programs. All Audible content will continue to receive branding within the audio stream and in the iTunes Music Store.

All Apple iPods and iTunes applications will continue to be AudibleReady® and will work with the Audible service.

Under the terms of the agreement, Apple and Audible intend to pursue co-marketing and promotion programs.

The Agreement contains provisions pursuant to which Apple and Audible will share revenues generated by the arrangement.

The term of the Agreement runs until September 30, 2010.

The Company will seek from the Securities and Exchange Commission confidential treatment of certain portions of the Agreement. A copy of the Agreement, with confidential portions redacted, will be filed as an exhibit to the Company’s periodic filings pursuant to the Securities Exchange Act of 1934, as amended.

A copy of the press release announcing the execution of the Agreement was issued on July [31], 2006 and is attached hereto as Exhibit 99.1. The foregoing description is qualified in its entirety by reference to the full text of the exhibit.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

a) Financial Statements of Business Acquired - Not Applicable.

b) Pro Forma Financial Information - Not Applicable.

c) Exhibits:

99.1 Press Release dated July 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 31, 2006                         Audible, Inc.

                                    /s/ Don Katz
                             By: Don Katz
                             Title: Chief Executive Officer

EXHIBIT INDEX

99.1 Press Release dated July 31, 2006